Associated Banc-Corp 2025 Shareholder Engagement December 2025

1 Important Disclosures Forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include the ability to complete the proposed transaction involving Associated Banc-Corp ("Associated") and American National Bank ("American National") and to integrate the two businesses successfully and in a timely manner, if at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all; and such other risk factors as identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP measures: This presentation includes certain non-GAAP financial measures. These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. These non- GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Unless otherwise noted, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 Introduction ▪ Andy Harmening – President & Chief Executive Officer ▪ Derek Meyer – EVP, Chief Financial Officer ▪ Julio Manso – EVP, Chief Human Resources Officer ▪ Randy Erickson – EVP, General Counsel & Corporate Secretary ▪ Anita Magnuson – SVP, Director of Total Rewards ▪ Derek Merten – SVP, Assistant Controller ▪ Ben McCarville – SVP, Director of Investor Relations ▪ Executive Leadership Team Updates ▪ Strategic Plan Update ▪ Executive Compensation Update ▪ Governance / Sustainability Update ASB Presenters Discussion Topics

3 Executive Leadership Team Updates Gregory Warsek was promoted to Executive Vice President, Head of Commercial Real Estate and Facilities in March 2025. He oversees and directs all aspects of commercial real estate lending spanning 11 offices in eight states. Warsek has more than 37 years of commercial real estate lending and banking experience. He holds a master’s degree of business administration from Marquette University and a bachelor of business administration from University of Wisconsin-Whitewater. In the community, he serves on the board of Foundation for Human Development and Greater Chicago Food Depository Steering Committee. Professionally, he is active in industry organizations including NAIOP, Urban Land Institute and NAREIT and previously served on the board of directors for the Chicago chapter of NAIOP. Warsek is also active mentoring the next generation of commercial real estate professionals serving on the Executive Advisory Board, Driehaus School of Business-Real Estate Center at DePaul University and Advisory Board Member, The Vieth Institute for Real Estate at Marquette University. Gregory Warsek – EVP, Head of Commercial Real Estate and Facilities Steven Zandpour – EVP, Head of Consumer and Business Banking Steven Zandpour was promoted to Executive Vice President, Head of Consumer and Business Banking of Associated and Associated Bank, National Association on July 1, 2025. He joined Associated in January 2024 as Executive Vice President, Director of Consumer and Business Banking. Prior to joining Associated, he was Head of Specialty Sales at BMO U.S. from February 2019 to January 2024. Prior to that he served as Regional President, Chicago at BMO U.S. from June 2016 to February 2019 and Regional President, Arizona and Florida at BMO U.S. from July 2014 to June 2016. Zandpour earned his MBA from the University of Notre Dame and his Bachelor of Science degree in economics from the University of Iowa. In the community, he has dedicated his time and talent to City Year Chicago, Valley of the Sun United Way Cabinet and the Arizona Science Center. Julio Manso – EVP, Chief Human Resources Officer Julio Manso has been Executive Vice President, Chief Human Resources Officer of Associated and Associated Bank, National Association since June 2, 2025. Prior to joining Associated, he served as Executive Vice President of Human Resources, Consumer Bank, at KeyBank, N.A. since May 2023. He also served as Executive Vice President, Human Resources – Technology, Operations, Servicing and Digital from November 2020 to April 2023. Prior to that, he served as Managing Director, Human Resources, Head of Talent at Chase Consumer and Community Bank from April 2019 to October 2020. Manso holds a Master of Science in Industrial-Organizational Psychology from Kansas State University; an MBA from the University of Pittsburgh; and a Bachelor of Arts in Economics from the University of Western Ontario. Active in the community, he has served on the board and president’s council of Big Brothers Big Sisters of South Texas.

4 Building on a Strong Foundation Phase 1 Foundational for Growth 2021-2023 Phase 2 Advancing our Growth Strategy 2023-Current Upgraded Product & Service Offerings Launched Mass Affluent Strategy Modernized Digital Banking Experience Introduced “Champion of You” Brand Strategy Enhanced Lending Capabilities Repositioned Balance Sheet Filled Multiple Key Leadership Roles Rebalanced Consumer Lending Approach Quarterly Product & Digital Upgrades Increased Commercial RMs by nearly 30% Upgraded Consumer & Small Business Value Proposition Driving High-Quality Household Growth with Best-in-Class Customer Experience Expanding our Commercial Presence to Take Market Share Improving Profitability with Relationship Loan & Deposit Growth Key Outcomes Our strategy combines growth-focused initiatives with our legacy strengths to enhance profitability

5 Key Themes in 2025 1 Strong Positive Operating Leverage 2 Growth Story with Disciplined Credit & Expense Management 3 Improving Returns Driven by Balance Sheet Mix Shift With Phase 2 investments complete, we’ve been squarely focused on delivering results in 2025

6 31.2 29.6 26.9 23.7 23.1 22.7 22.2 2021 2022 2023 2024 1Q25 2Q25 3Q25 $8.5 $9.8 $9.7 $10.6 $10.9 $11.3 $11.6 2021 2022 2023 2024 1Q25 2Q25 3Q25 Our Plan is Delivering Growth & Profitability1 1 All updates as of or for the period ended September 30, 2025 unless otherwise noted. Bolstered Key Leadership Expanded Commercial Presence Enhanced Consumer Value Proposition Repositioned Balance Sheet Rebalanced Consumer Lending Approach Growing & remixing our balance sheet simultaneously sets up for enhanced profitability in 2025 & 2026 Period End Commercial & Industrial Loans Period End Resi. Mortgage Loans / Total Loans Net Interest Margin ($ in billions) 2.39 2.91 2.81 2.78 2.97 3.04 3.04 2021 2022 2023 2024 1Q25 2Q25 3Q25 (%) (%)

Improving our Return Profile Over Time[1]

Our efforts to remix the balance sheet & drive toward improved profitability are on track

Strategy

Assets

Growing relationship C&I loans to decrease reliance on legacy low-yielding, non-relationship residential mortgage

Relationship C&I ↑

Residential Mortgage ↓

Liabilities

Attracting & deepening customer relationships to decrease reliance on wholesale & network funding sources

Core Customer Deposits[2] ↑

Wholesale Funding Sources ↓

Progress Since 2021

Assets

- Increased Commercial & Business RMs by ~50% vs. 4Q21
- Increased Commercial & Industrial loans by $3.1B vs. 4Q21 (+37%)
- Exited TPO mortgage business in 1Q23
- Sold $969M in mortgage loans & pivoted to "originate to sell" model in 4Q23
- Sold $695M in mortgage loans in 1Q25
- Decreased Residential Mortgage loan concentration from 31% in 4Q21 to 22% in 3Q25

Liabilities

- Sharpened focus on Commercial relationships
- Modernized digital banking experience
- Quarterly upgrades to products & services
- $1.9B in net new Mass Affluent deposits
- Paid down $849M of FHLB advances in 4Q23 and an additional $600M in 1Q25
- Added new Specialty Deposit & Payment Solutions vertical in 4Q24
- Expect period end core customer deposit[2] growth of 4% to 5% in FY 2025 vs. FY 2024

[1] All updates as of or for the period ended September 30, 2025 unless otherwise noted.

[2] Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits. We have not provided a reconciliation of the projection for core customer deposits to the projection for total deposits due to the low visibility and unpredictability of the components of total deposits necessary for such reconciliation.

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Acquisition of American National Corporation

Partnership announced on 12/1/2025 complements ASB's organic growth plans, aligns with strategic priorities

Expanded Presence in Strategic Growth Markets[1]

- Entry into the **Omaha MSA** with #2 deposit market share rank
- Strengthens presence in the **Minneapolis / St. Paul MSA** with #10 combined deposit market share rank

Financially Attractive Partnership

- **2.0% 2027E EPS accretion**
- **1.2% TBVPS[2] dilution at close**
- **2.25-year TBVPS[2] earn-back**
- Achievable cost saves of 25% of ANC's noninterest expense base
- ~60 bps 2027E ROATCE[2] accretion
- Accretive to CET1 at close

Strong Cultural Alignment

- Similar customer segmentation & operating models
- Shared emphasis on supporting & uplifting communities
- Consistent conservative credit processes driving strong asset quality
- ANC will receive one Board seat; combined company will establish an Omaha Advisory Board

[1] Deposit market share data based on FDIC Summary of Deposits data as of 6/30/2025. Data sourced from S&P Capital IQ Pro.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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Open Discussion on Areas of Investor Interest

10 ▪ Our executive compensation program is significantly focused on performance, with equity-based incentives representing most of the variable components to align with company outcomes and shareholder objectives ▪ Equity awards are heavily weighted in the form of performance-based restricted stock units to align with shareholder value. 75% of the awards is performance-based and 25% is time-based. ▪ Limited perquisites are offered to our executives ▪ Associated’s 2025 Say on Pay was 97.5% demonstrating a consistently strong outcome for several years (97.4% in 2024; 97.2% in 2023, and 95% in 2022) ▪ The overall executive pay program supports our philosophy of providing a balance between short- and long-term compensation that targets market-competitive pay levels Executive Compensation Overview

11 Peer Group 2025 Management Incentive Plan (Annual) 2025 Long-Term Incentive Plan (Executive Leadership Team) ▪ Maintained same peer group (refined to reflect merger and acquisition activity) ▪ Retained 2024 plan design to promote growth, support our strategic plan and incent collaboration among executives across different lines of business ▪ Metrics & Weightings • Net Income After-Tax (40%) – to demonstrate bottom line profitability • Revenue Before Long-Term Credit Charge (30%) – to focus on strategic growth initiatives • Operating Leverage (30%) – to ensure financial improvements by growing revenue faster than expenses ▪ Performance targets are aligned toward industry norms ▪ Payment opportunity 0% to 175% (Note: Achievement below 25% results in 0% payout) ▪ Retained 2024-2026 design for the 2025-2027 performance period for achieving long-term business goals. Rewards executives for increasing shareholder value while ensuring appropriate risk management. ▪ Continued emphasis on performance-based restricted stock units (75%) plus time-based restricted stock units (25%) • Relative Total Shareholder Return (TSR) - (65%) Aligns ASB with peer group. Performance threshold is the 25th percentile with maximum payout at 150%. Payout is limited to 100% if absolute TSR is negative. • Return on Common Equity Tier 1 (ROCET1) - (35%) Incents performance on an absolute ROCET1 target using a rigorous annualized growth rate. ROCET1 is both highly regulated and a consistent measure. ▪ Relative performance is compared against the KBW Regional Bank Index companies ▪ Payment opportunity (vesting of shares) ranges from 0% to 150% based on results 2025 Executive Pay Programs Designed to enable execution of our strategic priorities, perform better than our competitors and drive long-term shareholder value

12 ✓ Solid incentive plan governance ✓ Double trigger change in control is applied for equity vesting ✓ Robust and compliant clawback policy ✓ Stock ownership requirements include a salary multiple and a post-vesting holding period ✓ Dividend equivalents on unvested stock are not paid until the end of the performance period ✓ Independent compensation consultant reporting directly to the Compensation Committee Ꭓ No hedging or pledging of company shares Ꭓ No excise tax gross-ups for NEOs (except in connection with relocation and security expenses) Ꭓ No repricing of stock options and SARs without shareholder approval Ꭓ NEOs do not have employment agreements Ꭓ No excessive perquisites Shareholder Friendly Pay Practices Ensuring good corporate governance

Human Capital Evolution

Talent practices are growing stronger every year and driving positive results



ATTRACT
ENGAGE
RETAIN
DEVELOP

2022

- ✓ Leader Learning
- ✓ Mentor Program
- ✓ Talent Talks
- ✓ TA restructure
- ✓ New Leader Orientation

2023

- ✓ Self-ratings
- ✓ Documented goals – Word doc
- ✓ Cascaded common leadership goals to KLT
- ✓ Simplified Competency Model
- ✓ Career Counselor
- ✓ 1-on-1 career coaching for all colleagues
- ✓ Workday for HR
- ✓ ELT Succession Planning
- ✓ New leader mentors

2024

- ✓ Job Architecture
- ✓ Self-assessments
- ✓ Leadership Pipeline
- ✓ Update 9-Box
- ✓ Potential ratings
- ✓ Updated benefits program
- ✓ Documented goals - Workday
- ✓ Quarterly Progress Reviews
- ✓ Career Path Tools
- ✓ Rising Leaders
- ✓ Talent brand refresh
- ✓ RM hiring
- ✓ Customized training for goal setting & writing performance reviews – 700+ attendees

2025

- ✓ Candidate experience survey
- ✓ Expanded Mentor Program
- ✓ Interview Certification
- ✓ Aspiring Leaders
- ✓ Cascaded common leadership goals to all leaders
- ✓ Goals required in WD
- ✓ New skills learning platform
- ❖ Internal Mobility Program
- ❖ Skills Cloud
- ❖ Talent Management Program – Heightened Standards
- ❖ Career site redesign

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14 Development Programs Associated provides a multitude of development programs to provide colleagues with opportunities to develop skills and advance their careers Emerging Talent Programs Mentoring Programs Leadership Development Programs Development Tools & Resources As colleagues pursue development plan goals and build their careers at Associated, they can take advantage of various tools and resources based on their learning preferences and priorities Career Coaching helps colleagues understand career options and effectively create development plans Professional Development Programs provide a variety of free hybrid, online and in-person learning opportunities Leader Learning Programs provide curriculum designed specifically for where a colleague is at in their leadership journey: Aspiring, First Level, Mid-Level or Senior-Level Leader Executive Coaching Programs are designed to meet individual needs for optimizing performance Talent Development Consultants aligned to lines of business for upskilling/reskilling Tuition Reimbursement is available for colleagues pursuing job-related training or degrees, including undergraduate and graduate degrees

15 Sustainability Program Highlights ▪ #1 for Retail Banking Customer Satisfaction in the Upper Midwest Region by J.D. Power in 2024 ▪ Established our 2024-2026 Community Commitment plan to invest $2 billion in underserved communities and small businesses in our footprint ▪ Received an “Outstanding” CRA Rating from the Office of the Comptroller of the Currency for the evaluation period of January 1, 2021 to December 31, 2023 2025 → Embedded the sustainability function within the business lines responsible for executing the relevant initiatives 2026 → Ensuring compliance with the California climate disclosure laws (SB 253 and SB 261) and additional enhancements needed to further align with those requirements Fiscal year 2024 report results issued in September 2025 Social ▪ Continued downward trend in scope 1 and 2 emissions and overall energy consumption ▪ Increased digital adoption, driven by ongoing investments, is continuing to reduce the need for physical resources (e.g. paper statements) Environmental ▪ Robust sustainability governance maintained through Board oversight and integration into enterprise risk management ▪ Ongoing enhancement of the enterprise risk management process to fully embed the three lines of defense model ▪ Proactively enhancing security programs to maintain resilience against the newest risks and cyber threats Governance

16 Highly Qualified & Experienced Board ✓ Our Board members are highly skilled individuals from diverse backgrounds who possess unique qualities, attributes and professional experience ✓ The Board of Directors are responsible for overseeing the corporate sustainability strategies and risks of Associated ✓ The Corporate Governance and Social Responsibility Committee (CGSRC) is responsible for: ▪ Identifying, evaluating and selecting candidates for service on Associated’s Board of Directors ▪ The CGSRC considers attributes of diversity in the recruitment and deliberation of prospective director nominees ▪ Board refreshment, an important factor in overall board effectiveness ▪ Regularly evaluating board composition

17 Board Refreshment & Governance Practices Board Refreshment Strong Corporate Governance ▪ Important factor in overall Board effectiveness ▪ Regularly evaluate Board composition ▪ Three new Directors added to Associated’s Board of Directors in 2024: Rodney Jones-Tyson (April); Kristen Ludgate (December); and Owen Sullivan (December) ▪ 10% special meeting right ▪ Separate Chair & CEO roles ▪ Annually elected Directors with Director resignation policy ▪ No supermajority vote requirement to remove Directors ▪ Majority vote to amend organizational documents ▪ Anti-greenmail, fair price and expanded constituency provisions of Wisconsin state law ▪ No exclusive forum provision ▪ Partnered with NACD Board Advisory Services in 2025 to assess Board effectiveness Rodney Jones-Tyson Kristen Ludgate Owen Sullivan

Appendix

19 Third Quarter 2025 Results1 1 All figures shown on an end of period basis unless otherwise noted. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. ▪ Total loans of $31.0 billion ▪ +1.1% vs. 2Q 2025; +3.2% vs. 3Q 2024 ▪ Total C&I loans of $11.6 billion ▪ +2.5% vs. 2Q 2025; +12.8% vs. 3Q 2024 ▪ Total deposits of $34.9 billion ▪ +2.2% vs. 2Q 2025; +4.0% vs. 3Q 2024 ▪ Total core customer deposits2 of $28.9 billion ▪ +2.2% vs. 2Q 2025; +4.2% vs. 3Q 2024 ▪ Net interest income of $305 million ▪ Net interest margin of 3.04% ▪ Noninterest income of $81 million ▪ Noninterest expense of $216 million ▪ Provision for credit losses of $16 million ▪ ACLL / total loans of 1.34% ▪ NCOs / avg. loans (annualized) of 0.17% ▪ Total common equity / total assets of 10.51% ▪ TCE ratio2 of 8.18% ▪ Book value / share of $28.17 ▪ Tangible book value / share2 of $21.36 $0.73 Diluted Earnings Per Common Share +3.2% Total Loans vs. 3Q 2024 +5.5% Total Adjusted Loans2 vs. 3Q 2024 +4.0% Total Deposits vs. 3Q 2024 +4.2% Core Customer Deposits2 vs. 3Q 2024 +16.3% Net Interest Income vs. 3Q 2024 +26 bps Net Interest Margin vs. 3Q 2024 10.33% CET1 Ratio 12.94% Total Capital Ratio 10.26% Return on Average Equity 14.02% Return on Average Tangible Common Equity2 ASB reported net income available to common equity of $122 million, or $0.73 per common share

Reconciliation & Definitions of Non-GAAP Items

Period End Loans Reconciliation ($ in thousands)	3Q 2025
Total loans	$30,951,964
Mortgage portfolio loans sold in 1Q 2025	694,985
Total adjusted loans	$31,646,949

Period End Core Customer Deposits Reconciliation ($ in thousands)	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Total deposits	$34,881,853	$34,147,565	$35,196,713	$34,648,434	$33,554,298
Less: Network transaction deposits	2,013,964	1,792,362	1,882,930	1,758,388	1,566,908
Less: Brokered CDs	3,956,517	4,072,048	4,197,512	4,276,309	4,242,670
Core customer deposits	$28,911,371	$28,283,155	$29,116,271	$28,613,737	$27,744,719

Tangible Common Equity & Tangible Assets Reconciliation[1] ($ in thousands)	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Common equity	$4,674,186	$4,586,669	$4,492,446	$4,411,450	$4,219,125
Less: Goodwill and other intangible assets, net	1,130,044	1,132,247	1,134,450	1,136,653	1,138,855
Tangible common equity for TCE Ratio and TBV / share	$3,544,142	$3,454,422	$3,357,996	$3,274,797	$3,080,269
Total assets	$44,455,863	$43,993,729	$43,309,136	$43,023,068	$42,210,815
Less: Goodwill and other intangible assets, net	1,130,044	1,132,247	1,134,450	1,136,653	1,138,855
Tangible assets for TCE Ratio	$43,325,819	$42,861,482	$42,174,686	$41,886,415	$41,071,960

Return on Average Tangible Common Equity (ROATCE) Reconciliation ($ in thousands)	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Net income (loss) available to common equity	$121,857	$108,355	$98,812	$(164,490)	$85,143
Other intangible amortization, net of tax	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) available to common equity for ROATCE[2]	$123,509	$110,007	$100,464	$(162,838)	$86,795
Average common equity	$4,627,038	$4,538,549	$4,436,467	$4,334,230	$4,136,615
Less: Average goodwill and other intangible assets, net	1,131,385	1,133,627	1,135,584	1,137,826	1,140,060
Average tangible common equity for ROATCE	$3,495,653	$3,404,922	$3,300,883	$3,196,404	$2,996,555

[1] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

[2] Adjusted net income available to common equity, used in the calculation of return on average tangible common equity, adds back other intangible amortization, net of tax.

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